EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered between National Scientific Corporation and Graham Clark, effective the date it has been fully executed by both parties. "NSC," "Employer," or "Company" as used in this Agreement means National Scientific Corporation and/or its subsidiaries or affiliate corporations located in the United States or elsewhere. "Employee" or "Clark" as used in this Agreement means Graham Clark.

     For good and valuable consideration, including the covenants set forth herein, the parties agree as follows:

     1. DISPLACEMENT OF EXISTING CONTRACTS: This Agreement supersedes and entirely revokes, abrogates, and displaces any and all existing independent contractor agreements and other agreements between the parties hereto, if any.

     2. POSITION AND DUTIES OF EMPLOYEE: Effective January 1, 2003, Clark is retained by NSC in the position of Vice President of Technology Application and Sales, and Director and Board Secretary. Clark will perform such duties as are assigned by senior management consistent with that position and will devote his full knowledge, skills, attention, and efforts to the business of the Company.

     3. PERIOD OF EMPLOYMENT: The term of this Agreement ("Period of Employment") will be one (1) year, commencing January 1, 2003, unless sooner terminated according to the provisions set forth herein. This Agreement will be self-renewing for subsequent one-year Periods of Employment unless one of the parties notifies the other in writing at least thirty days before the end of the then-current Period of Employment of his/its intent not to renew.

     4.   COMPENSATION: For his services under this Agreement, Clark will:

          a. receive an annual gross salary of One Hundred Twenty Thousand Dollars ($120,000.00), payable monthly. Adjustments to annual

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               salary are to be determined by senior management and/or the Board of Directors. Adjustments to annual salary must be in writing.
               The cash portion of this salary may be deferred as described in Exhibit A to this Agreement, titled "Salary Deferral Agreement."

          b. be entitled to participate in benefits programs offered employees of NSC in his benefits classification.

          c.   be entitled to four (4) weeks of paid vacation per year.

          d. be eligible for future cash and stock incentives the Company may, in its sole discretion, decide to offer him, including the Stock Retainage Plan ("Stock Retainage Plan Agreement") as shown in Exhibit B.

          e. be assisted with payment of legal fees and with other appropriate actions associated with securing "Green Card" US immigration status.

     5. EXPENSES: NSC will reimburse Clark for all reasonable business expenses incurred and documented in compliance with Company policy and procedure.

     6. EXTERNAL COVENANTS AND RESTRICTIONS: Clark certifies that he has notified NSC and provided NSC a copy of any and all restrictive covenants and similar obligations he may have undertaken by reason of a prior employment or other relationship. Clark agrees not to undertake, during his employment by NSC, any external obligation that could restrict his ability to perform his duties under this Agreement.

     7. OWNERSHIP OF WORK PRODUCT: Clark acknowledges and agrees that the nature of his services to NSC and its clients/customers may have involved and continue to involve development and/or improvement of technology, systems, processes, procedures, computer-software programs, other programs, and related documentation.

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

          a. Clark agrees that all new or improved technology, systems, processes, procedures, computer-software programs, other programs, related documentation and intellectual property that Clark has or has had any part in developing or improving THAT RELATE DIRECTLY TO ACTIVE AREAS OF NSC BUSINESS INTEREST will be and remain the sole and exclusive property of NSC and that Clark will acquire no right, title, or interest therein. Clark further agrees to execute any and all documents necessary for NSC to secure and protect its interest in any such technology, systems, processes, procedures, computer-software programs, other programs, related documentation and intellectual property, including but not limited to documents related to non-disclosure, patents, licenses, or copyrights, whether of any state, federal, or foreign government. . Clark agrees that, upon termination of his employment for any reason whatsoever, he will surrender and deliver to NSC all such information and materials

          b. Clark further acknowledges and expressly agrees that all files, records, lists, books, literature, correspondence, documents, services, products and data of any type whatsoever related to or used in the conduct of the business of NSC, its customers/clients, or prospective customers/clients will remain the property of NSC. Clark agrees that, upon termination of his employment for any reason whatsoever, he will surrender and deliver to NSC all such information and materials.

          c. The parties agree that this section survives the termination of this Agreement for a period of two (2) years from the date of such termination.

     8. CONFIDENTIAL INFORMATION: Clark acknowledges that, in the course of his existing contract with NSC and this employment, he will generate work products, has acquired and will be acquiring, using, and adding to confidential information of a special and unique nature and value. Clark acknowledges and understands that NSC is in a highly competitive business and that its success depends in significant part on maintaining a competitive advantage. Clark acknowledges and understands that NSC maintains and uses work product and confidential information to gain and maintain such a competitive advantage.


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

          a. For the purposes of this Agreement, "confidential Information" is that which is not routinely disclosed by the management or Board of Directors of NSC in response to inquiries and is not readily obtainable elsewhere without expenditure of significant time, effort, or expense. "Confidential information" includes but is not limited to information related to the business, operations, assets, systems, plans, work products, contracts, procedures, processes, intellectual property, documentation, computer programs, or software products of NSC and/or its customers or clients and any information about the development or improvement of any technology by NSC and/or its customers or clients. Information obtained by Clark in the course of his previous work with NSC or his employment under this Agreement is confidential information unless it can reasonably be presumed to be in the public domain.

          b. Clark agrees that he will not, during or after his employment, disclose any confidential information to any person(s) without the express written permission of NSC.

          c. Clark acknowledges and agrees that any disclosure of confidential information by him will constitute a material breach of this Agreement and cause for termination of this Agreement and will give rise to such other legal remedies as NSC may elect to pursue.

          d. The parties agree that this section survives the termination of this Agreement.

     9. AGREEMENT NOT TO COMPETE: Clark acknowledges that, in addition to confidential information which he generates or to which he has or had access and will have access during the course of his employment, he will be given the opportunity to develop and maintain close personal rapport and good relations on behalf of NSC with other employees of NSC and with existing and future customers


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

and prospective customers of NSC. Clark agrees that during the Period of Employment and any extension thereof and for a period of one (1) year after termination of this Agreement, he will not, directly or indirectly, as owner, partner, principal, shareholder, director, officer, agent, or in any other capacity:

          a. solicit, divert, or accept business from any current or prospective customer or client of NSC with whom Clark had contact in his capacity as an employee or contractor of NSC during the one-year period before termination of this Agreement or

          b. employ or solicit for employment any employee of NSC with whom Clark worked during the one-year period before termination of this Agreement.

          c. For purposes of this Agreement, a "prospective" customer or client is one that, during the one-year period before termination of this Agreement, received a proposal from NSC or whose business was demonstrably solicited by NSC.

          d. The parties agree that this section survives the termination of this Agreement by one (1) year from such termination, unless such termination is via section 10.c below, in which case this section will survive thirty (30) days from such termination via section 10.c below.

     10. TERMINATION OF EMPLOYMENT: This Agreement will terminate as provided in Section 3 unless sooner terminated pursuant to any of the following events.

          a. This Agreement will terminate upon mutual written agreement of NSC and Clark, in accordance with the terms of that mutual agreement.

          b. This Agreement will terminate upon the sale of all or substantially all of the assets or outstanding capital stock of NSC or any other material change in control of the Company. In the event of such termination, NSC will pay Clark an amount equivalent to fifty percent (50%) of his then-current annual gross salary.


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

          c. This Agreement will terminate upon the liquidation, dissolution or bankruptcy of NSC. In the event of such termination, however, NSC will pay Clark an amount equivalent to twenty-five percent (25%) of his then-current annual gross salary.

          d.   This Agreement will terminate on the date of Clark's death.

          e. Clark may terminate this Agreement without cause upon thirty (30) days written notice to NSC. In the event of such termination, Clark will be entitled only to compensation earned on or before the final date of employment.

          f. NSC may terminate this Agreement without cause upon written notice to Clark. In the event of such termination, however, NSC will pay Clark a lump sum payment equivalent twenty-five percent (25%) of his then-current annual gross salary.

          g. Notwithstanding any other provision hereof, NSC may terminate this Agreement and Clark's employment for cause upon written notice to Clark, specifying the cause for termination. "Cause for termination" is defined as any of the following: neglect of duties, insubordination, failure to comply with lawful instructions, fraud, theft, habitual drunkenness or substance abuse, unethical business conduct, conviction of a felony, any act or failure to act that would constitute a felony if prosecuted pursuant to applicable criminal statutes, any material breach of this Agreement, any willful or repeated violation of material company policy; failure to comply with applicable federal or state statute or regulations in trading Company stock. In the event of termination for cause, Clark will be entitled only to compensation earned on or before the final date of employment.

     11. SCOPE AND MODIFICATION OF AGREEMENT: The parties agree that this Agreement contains the entire agreement between the parties concerning Clark's employment by NSC, except for any existing Stock Option Agreements between NSC


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

and Clark, which remain in force. All previous and contemporaneous statements and representations by either party are of no effect and are expressly superseded and replaced by this Agreement. Neither party has relied on any statement or representation by the other party or any representative of the other party that is not expressly stated in this Agreement. Changes or amendments to this Agreement are of no effect unless in writing signed by both parties.

     12. SEVERABILITY: The provisions herein entitled Position and Duties of Employee, Compensation, Expenses, Termination of Employment, and Prohibition of Assignment are not severable. The ruling of any court or arbitrator of competent jurisdiction that any severable provision is void, voidable, or otherwise unenforceable shall have no effect on the validity and enforceability of any other provision.

     13. PROHIBITION OF ASSIGNMENT: This Agreement is personal to Clark and neither party can assign his/its performance obligations hereunder to any third party. Notwithstanding that, the rights of the parties under this Agreement inure to the benefit of their respective successors, heirs, and assigns.

     14. CHOICE OF LAW: This Agreement is to be construed and interpreted in accordance with the laws of Arizona, except as those laws may be preempted by federal law. No action involving this Agreement may be brought except as provided in Sections 17 and 18 below, and no court action challenging the enforceability of Section 17 may be brought except in the United States District Court for the District of Arizona.

     15. WAIVER: Waiver by either party of any breach under this Agreement shall not operate as a waiver of any subsequent breach of the same or any other provision of this Agreement.

     16. NOTICES: Any notice required under this Agreement shall be sufficient if given in writing and sent by registered mail to the below address of the party to be noticed.


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

          National Scientific Corporation         Graham Clark
          14455 N. Hayden Rd Road                 15449 N. Cabrillo Drive
          Suite 202                               Fountain Hills, AZ. 85268
          Scottsdale, Arizona 85260


     17. ARBITRATION OF CLAIMS AND DISPUTES: Except as otherwise expressly provided in this Agreement, any civil claim (except workers' compensation and unemployment compensation claims) which arises out of or relates in any way to this Agreement, to the parties' existing contract, or to the employment relationship between the parties shall be settled by exclusive, binding, and final arbitration in Phoenix, Arizona, in accordance with the following terms and procedures. This includes but is not limited to claims arising under the common law of contract, tort, or crimes and claims arising under any federal, state, county, or municipal constitution, charter, statute, rule, or regulation. THE PARTIES EXPRESSLY AGREE TO FOREGO ANY RIGHT TO TRIAL BY A JUDGE AND/OR JURY IN FAVOR OF FINAL, BINDING, AND EXCLUSIVE ARBITRATION.

          a. The party with a civil claim must notify the other party in writing by registered mail within the times set forth by statute for filing a civil claim of the type asserted of its desire to have the claim resolved by arbitration.

          b. Upon notice of a timely civil claim, the parties will agree upon an arbitrator or, if unable to agree, will request a list from the American Arbitration Association or some other mutually-agreed-upon provider of arbitrators from which list the parties will alternate strikes until only one name remains. That last remaining name will be the arbitrator. If that person is unavailable, the name last struck will be the arbitrator, and so forth until an arbitrator is secured.

          c. The arbitrator shall have no authority to add to, subtract from, or otherwise modify the terms of this Agreement or to make awards beyond those provided for by the statute or other theory of action under which the claim arises. Both parties must submit for arbitration at this time or permanently forego any and all existing claims against the other party arising from this Agreement, the existing contract between the parties, or the employment relationship between them.


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

          d Any party to the arbitration may be represented by counsel. Each party shall bear his/its own attorney's fees. The party producing a witness is responsible for paying that witness' fees and expenses. The arbitrator's fees and expenses, including required travel and per diem costs, and the cost of any evidence or proof produced at the arbitrator's direction are apportionable and shall be borne as determined by the arbitrator. All decisions of the arbitrator made in accordance with this policy shall be final and conclusively binding upon the parties. The parties agree that the arbitrator's award may be entered as a judgment by any court of competent jurisdiction.

          e. Issues of procedure, arbitrability, appeal, or confirmation of award shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16.

          f. The parties agree that this section survives the termination of this Agreement.

     18. RIGHT TO INJUNCTIVE RELIEF: Notwithstanding the parties' agreement to arbitrate any and all civil claims that may arise from this Agreement, their existing contract, or the employment relationship between them, Clark acknowledges and agrees that any breach or threatened breach of Section 8 or
Section 9 will cause NSC irreparable harm and entitle NSC to such injunctive relief as may be necessary to prevent such a breach by Clark and/or any person acting for or with him. This right to injunctive relief is in addition to and without limitation of any other rights, remedies, or damages available to NSC under this Agreement or at law or in equity. Clark shall reimburse NSC its costs and reasonable attorney's fees incurred in obtaining such injunctive relief.

     19. DAMAGES FOR BREACH: NSC's liability to Clark for wrongful termination of this Agreement or any other breach thereof shall not exceed the amount of actual damages proven and, in any case, shall not exceed the amount of compensation and expenses Clark did not receive and would have received had he completed the then-current Period of Employment.

     20. INDEPENDENT LEGAL COUNSEL: Each of the parties agrees that he/it has read and understands the terms of this Agreement and that he/it has had ample


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

opportunity to seek the counsel of his/its own attorney before executing this Agreement.

     21. EXECUTION IN COUNTERPARTS: This Agreement may be executed in counterparts with the same effect as if the parties had signed the same document. The counterparts shall be construed together and shall constitute one Agreement.



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

      National Scientific Corporation            Graham Clark

By:   /s/ Michael A. Grollman              By:   /s/ Graham L. Clark
      -------------------------------            -------------------------------

Its:  CEO                                  Date: 1/1/2003
      -------------------------------            -------------------------------


Date: 1/1/2003
      -------------------------------


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

                       EXHIBIT A: SALARY DEFERAL AGREEMENT

     THIS SALARY DEFFERAL AGREEMENT (hereinafter referred to as this "Deferral Agreement") made effective as of the 1st day of September 2002, is entered into by and between NATIONAL SCIENTIFIC CORPORATION, a Texas corporation ("NSC" or "Company") based in Scottsdale, AZ, and Graham Clark, whose principal residence is Fountain Hills, AZ ("Employee"). The aforementioned persons and entities are sometimes collectively referred to herein as the "parties" or "Parties" and individually as a "party."

                                    RECITALS

     WHEREAS, NSC is the current employer of the Employee; and

     WHEREAS, NSC has paid the employee a gross salary each month for the last 12 months of approximately $10,000 in cash and other liquid forms, including stock option agreements; and

     WHEREAS, NSC and the Employee have agreed that the Employee is willing to defer on a temporary basis a future portion of salary to assist the Company during a period of Company financial hardship;

     NOW, THEREFORE, in consideration of the agreement by the parties and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged and confessed, the parties hereby agree as follows:

     1. Each of the foregoing recitals is incorporated in this Deferral Agreement as a material term and condition.

     2. The Employee agrees that for the one monthly payroll cycles during the month of September 2002 that the Company can defer the gross salary payment made to the Employee of $10,000, resulting in a total deferred amount ("Deferred Amount") for the month of $10,000.

     3. The Company agrees and acknowledges that the Deferred Amount remains due and payable, with an annual interest rate of the Wells Fargo published prime rate plus 2% calculated from the date of the scheduled monthly payroll to the Employee by the Company, and that the Employee has the right to demand payment of the Differed Amount plus accrued interest at any time, and that the Company, if commercially reasonable and able, will make such a payment to the Employee immediately at the point of such demand.

     4. The parties agree that NSC must seek the on-going written affirmation of the Employee to the terms of this Deferral Agreement each month by the 1st calendar day of that month, or this Agreement will terminate automatically. The Deferral Agreement will also terminate upon 30 days written notice by either party.

     5. The Deferred Amount may change on a month by month basis, as documented in this Agreement.


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

     6. The Employee has agreed to exchange $10,000 of this total deferred amount in Exchange for one "B Unit" under the Company's November 2002 Private Placement Offering Memorandum, when and if that Private Placement Offering is available.

     7. The term of this Salary Deferral Agreement is from September 30, 2002 to December 31, 2003.

     IN WITNESS WHEREOF, the Parties have executed this Deferral Agreement in Scottsdale, Arizona, on the date set forth beside their respective names.

                                                 NATIONAL SCIENTIFIC CORPORATION


                                                 By:   /s/ Michael A. Grollman
                                                       -------------------------

                                                 Its:  CEO
                                                       -------------------------

                                                 Date: September 1, 2002
                                                       -------------------------


                                                 EMPLOYEE

                                                 By:   /s/ Graham L. Clark
                                                       -------------------------

                                                 Its:  President
                                                       -------------------------

                                                 Date: September 1, 2002
                                                       -------------------------


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

                     EMPLOYEE AFFIRMATION OF SALARY DEFERRAL


By signing below each month, Employee affirms agrees to continue the salary deferral as described on the attached SALARY DEFFERAL AGREEMENT:

       Month             Deferred Amount           Approval
--------------------     ---------------      -------------------

       Sept-02                10,000

       Oct-02                 10,000

       Nov-02                 10,000

       Dec-02                  3,000

       Jan-03                  3,000

       Feb-03

       Mar-03

       Apr-03

       May-03

       Jun-03

       Jul-03

       Aug-03

       Sep-03

       Oct-03

       Nov-03

       Dec-03


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

                    EXHBIT B: STOCK RETAINAGE PLAN AGREEMENT

     THIS STOCK RETAINAGE PLAN AGREEMENT (hereinafter referred to as this "Stock Plan Agreement") made effective as of the 30th day of September 2002, is entered into by and between NATIONAL SCIENTIFIC CORPORATION, a Texas corporation ("NSC" or "Company") based in Scottsdale, AZ, and Graham Clark, whose principal residence is Fountain Hills, AZ ("Employee"). The aforementioned persons and entities are sometimes collectively referred to herein as the "parties" or "Parties" and individually as a "party."

                                    RECITALS

     WHEREAS, NSC is the current employer of the Employee; and

     WHEREAS, NSC and the Employee have agreed that the Employee is willing to defer on a temporary basis a future portion of salary to assist the Company during a period of Company financial hardship as shown in Exhibit A, Salary Deferral Agreement;

     WHEREAS, NSC's common stock ("Common Stock") has a market value at this month of September 2002 of approximately 7 cents per share, and this same Common Stock, restricted under SEC rule 144, would be expected to have a lower market value, were it salable on an open market;

     WHEREAS, NSC's total revenues in calendar year 2002 through September 30, 2002 were less than $3,000;

     WHEREAS, NSC and the Employee have agreed that the Employee is willing to provide best efforts to ensure the Company succeeds in growing its sales over the next fiscal year and beyond;

     NOW, THEREFORE, in consideration of the agreement by the parties and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged and confessed, the parties hereby agree as follows:

     1. Each of the foregoing recitals is incorporated in this Stock Plan Agreement as a material term and condition.

     2. The Company agrees today to grant the Employee 500,000 shares of its Common Stock, restricted under SEC rule 144, provided that the Company revenues in calendar year 2003 surpass $200,000, a large increase over calendar year 2002, and also provided that the Employee remain continuously in the employment of NSC throughout this 2003 period. Should this not occur, this stock grant will be forfeited by the Employee, and such stock promptly returned to NSC.

     3. The Company agrees to grant the Employee an additional 500,000 shares of its Common Stock, restricted under SEC rule 144, provided that the Company revenues in calendar year 2003 surpass $1,000,000, a large increase over calendar year 2002, and also provided that the Employee remain continuously in the employment of NSC throughout this 2003 period. Should this not occur, this stock grant will be forfeited by the Employee, and such stock promptly returned to NSC.


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

     4. Such stock grants will be issued by NSC at the earliest reasonable date.

     5. If Common Stock granted under this Agreement should be promptly returned to the Company, and is not promptly returned, the Company may take steps to cancel or otherwise nullify the grant of such shares of Common Stock as should be promptly returned, with the Employee bearing all costs incurred through this process.

     6. The term of this Stock Plan Retainage Agreement is from September 30, 2002 to December 31, 2003.

     IN WITNESS WHEREOF, the Parties have executed this Stock Plan Retainage Agreement in Scottsdale, Arizona, on the date set forth beside their respective names.

                                                 NATIONAL SCIENTIFIC CORPORATION


                                                 By:   /s/ Michael A. Grollman
                                                       -------------------------

                                                 Its:  CEO
                                                       -------------------------

                                                 Date: September 30, 2002
                                                       -------------------------


                                                 EMPLOYEE

                                                 By:   /s/ Graham L. Clark
                                                       -------------------------

                                                 Its:  President
                                                       -------------------------

                                                 Date: September 30, 2002
                                                       -------------------------

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

                      2003-4 STOCK RETAINAGE PLAN AGREEMENT
                                    AMENDMENT

     THIS STOCK RETAINAGE PLAN AGREEMENT (hereinafter referred to as this "Stock Plan Agreement") made effective as of the 30th day of September 2003, is entered into by and between NATIONAL SCIENTIFIC CORPORATION, a Texas corporation ("NSC" or "Company") based in Scottsdale, AZ, and Graham Clark, whose principal residence is Fountain Hills, AZ ("Employee"). The aforementioned persons and entities are sometimes collectively referred to herein as the "parties" or "Parties" and individually as a "party."

                                    RECITALS

     WHEREAS, NSC is the current employer of the Employee; and

     WHEREAS, NSC and the Employee have agreed that the Employee is willing to defer on a temporary basis a future portion of salary to assist the Company during a period of Company financial hardship as shown in Exhibit A, Salary Deferral Agreement;

     WHEREAS, NSC's common stock ("Common Stock") has a market value at this month of September 2003 of approximately .13 cents per share, and this same Common Stock, restricted under SEC rule 144, would be expected to have a lower market value, were it salable on an open market;

     WHEREAS, NSC's total revenues in calendar year 2003 through September 30, 2003 were less than $100,000;

     WHEREAS, NSC and the Employee have agreed that the Employee is willing to provide best efforts to ensure the Company succeeds in growing its sales over the next fiscal year and beyond;

     NOW, THEREFORE, in consideration of the agreement by the parties and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged and confessed, the parties hereby agree as follows:

     1. Each of the foregoing recitals is incorporated in this Stock Plan Agreement as a material term and condition.

     2. The Company agrees today to grant the Employee 500,000 shares of its Common Stock, restricted under SEC rule 144, provided that the Company revenues in calendar year 2004 surpass $500,000, a large increase over calendar year 2003, and also provided that the Employee remain continuously in the employment of NSC throughout this 2004 period. Should this not occur, this stock grant will be forfeited by the Employee, and such stock promptly returned to NSC.

     3. The Company agrees to grant the Employee an additional 500,000 shares of its Common Stock, restricted under SEC rule 144, provided that the Company revenues in calendar year 2003 surpass $1,500,000, a large increase over calendar year 2003, and also provided that the Employee remain continuously in the employment of NSC throughout this 2004 period. Should this not occur, this stock grant will be forfeited by the Employee, and such stock promptly returned to NSC.


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

     4. Such stock grants will be issued by NSC at the earliest reasonable date.

     5. If Common Stock granted under this Agreement should be promptly returned to the Company, and is not promptly returned, the Company may take steps to cancel or otherwise nullify the grant of such shares of Common Stock as should be promptly returned, with the Employee bearing all costs incurred through this process.

     6. The term of this Stock Plan Retainage Agreement is from September 30, 2003 to December 31, 2004.

     IN WITNESS WHEREOF, the Parties have executed this Stock Plan Retainage Agreement in Scottsdale, Arizona, on the date set forth beside their respective names.


                                                 NATIONAL SCIENTIFIC CORPORATION


                                                 By:   /s/ Michael A. Grollman
                                                       -------------------------

                                                 Its:  CEO
                                                       -------------------------

                                                 Date: September 30, 2003
                                                       -------------------------


                                                 EMPLOYEE

                                                 By:   /s/ Graham L. Clark
                                                       -------------------------

                                                 Its:  President
                                                       -------------------------

                                                 Date: September 30, 2003
                                                       -------------------------



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